UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 03, 2025

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 3, 2025, Cullinan Therapeutics, Inc. (the "Company") issued a press release announcing that the Company is presenting new clinical data from its Phase 1 study of CLN-049 in patients with relapsed/refractory ("r/r") acute myeloid leukemia ("AML") and myelodysplastic syndrome ("MDS") at the 67th American Society of Hematology Annual Meeting and Exposition (the "ASH Annual Meeting") in December. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 8.01 Other Events.

On November 3, 2025, the Company announced new clinical data from its Phase 1 study of CLN-049 in patients with r/r AML and MDS. The Company will present the data at the ASH Annual Meeting in December.

Efficacy Results

As of the June 2025 data cutoff, 40 patients (34 AML patients and six MDS patients) were enrolled without regard to FLT3 cell surface expression across seven cohorts (target dose range 1.5-12 μg/kg), and 29 patients with AML were efficacy evaluable (≥1 response assessment). Patients with AML had received a median of two prior therapies (range: 1-8).

For AML, response was assessed using ELN 2022 criteria. Efficacy endpoints include complete response ("CR") rate, composite complete response ("CRc") rate and overall response rate ("ORR").

CLN-049 achieved promising anti-leukemic activity in this heavily pretreated AML population:

•
Anti-leukemic activity was observed at target doses ≥6 μg/kg (n=23, all AML), with a CRc rate of 30%, and ORR of 57%.
•
At the highest target dose studied thus far of 12 μg/kg (n=13), CRc rate was 31% and ORR was 69%.
•
In 9/23 patients achieving bone marrow blasts <5%, 33% (n=3) patients were MRD negative by flow cytometry; relapse was not observed in MRD-negative patients, and one patient has remained on study for >6 months.
•
Responses were observed in patients with AML regardless of baseline genetic risk. Notably, among five patients with TP53-mutated AML treated at 12 μg/kg, four responses (2 CRh, 2 MLFS) were observed.

Dose escalation continues in this ongoing Phase 1 study.

Safety Results

As of the June 2025 data cutoff, the data indicate a manageable safety profile in a broad population of patients with r/r AML and MDS (n=40):

•
The most common treatment-emergent adverse events ("TEAEs") included cytokine release syndrome ("CRS") (40%), infusion-related reaction (35%), and febrile neutropenia, pneumonia, stomatitis, white blood cell count decrease (17.5% each).
•
All CRS events were limited to Grade 1 or 2; the majority occurred after a step-up dose ("SUD") or target dose 1. One case of Grade 1 ICANS was reported in association with Grade 2 CRS after a 6 μg/kg SUD. Neither CRS nor ICANS led to treatment discontinuation.
•
Grade ≥3 TEAEs occurring in >10% of patients included febrile neutropenia, white blood cell count decrease (17.5% each), and pneumonia (12.5%).

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on November 3, 2025, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	November 3, 2025	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer